PTC Announces Fiscal 2008 Second Quarter Results

Issues Q3 Guidance and Re-Affirms Full Fiscal Year Targets

NEEDHAM, Mass.--(BUSINESS WIRE)--PTC (Nasdaq: PMTC - News), the Product Development Company®, today reported results for its fiscal second quarter ended March 29, 2008.

Highlights

•	Q2 non-GAAP Results: Revenue of $259.5 million and EPS of $0.30
•	Q2 GAAP Results: Revenue of $257.8 million and EPS of $0.16

•	Q3 non-GAAP Guidance: Revenue of $260 to $270 million with EPS of $0.28 to $0.32
•	Q3 GAAP Guidance: Revenue of $259 to $269 million with EPS of $0.14 to $0.18

•	Fiscal Year 2008 non-GAAP Guidance: Revenue of $1,060 million with 22% operating margin

•	Fiscal Year 2008 GAAP Guidance: Revenue of $1,055 million with 13% operating margin

Q2 Results

C. Richard Harrison, president and chief executive officer, commented, “We achieved 14% year-over-year non-GAAP revenue growth in the second quarter reflecting revenue contribution from the CoCreate Software business, which we acquired on November 30, 2007, strong continued license revenue growth in Europe, services and maintenance revenue growth in all geographies, as well as a favorable currency impact. As expected, the softness in license sales in North America continued.” GAAP year-over-year revenue growth for the second fiscal quarter was 13%. Our non-GAAP revenue excludes the effect of purchase accounting on the acquired deferred maintenance revenue balance of CoCreate of approximately $1.7 million.

The following tables provide further detail on PTC’s GAAP revenue performance by line of business, region and distribution channel. Further financial and operating metrics are available on PTC’s web site at www.ptc.com/for/investors.htm.

($ in millions)	Q2 FY07	Q3 FY07	Q4 FY07	Q1 FY08	Q2 FY08	Y-Y Change

License	$71.3	$62.1	$96.1	$67.2	$72.9	2%
Services	58.0	59.7	64.6	60.2	63.8	10%
Maintenance	98.8	103.1	106.0	113.8	121.1	23%
Total Revenue	$228.1	$224.9	$266.7	$241.2	$257.8	13%

Europe	$82.9	$86.2	$101.6	$101.7	$106.2	28%
North America	89.4	86.9	102.2	84.5	88.2	-1%
Pacific Rim	30.7	32.6	34.3	29.9	33.5	9%
Japan	25.1	19.2	28.6	25.1	29.9	19%
Total Revenue	$228.1	$224.9	$266.7	$241.2	$257.8	13%

Direct	$179.2	$177.3	$215.3	$182.5	$196.2	9%
Channel	48.9	47.6	51.4	58.7	61.6	26%
Total Revenue	$228.1	$224.9	$266.7	$241.2	$257.8	13%

“We continue to see strong interest in our offerings,” continued Harrison, “particularly for our Windchill product, which is the only CAD-platform agnostic PLM product on the market today that is built on an integral architecture. In the second quarter, PTC received orders from leading organizations, including Airbus S.A.S., Hitachi High-Technologies Corporation, BAE Systems, Liebherr, Huawei Technologies Company Limited, VDO Automotive and Volkswagen. Importantly, there were 16 customers from which we recognized more than $1 million of license and services revenue in the second quarter. This is up from 12 customers last quarter and comparable to 16 in the same period last year. We recognized $37.6 million of license and services revenue from these customers in Q2, compared with $32.1 million last quarter and $35.6 million in Q2 of last year.”

Neil Moses, chief financial officer, commented, “We delivered 21.0% non-GAAP operating margin in the second quarter, a 630 basis point improvement from the same period last year. The increase was driven primarily by the benefits of our globalization strategy, the continued evolution of our distribution model, improvements to our services business model, and the immediate non-GAAP operating margin accretion provided by CoCreate. Our year-to-date non-GAAP operating margin of 19.6% is up 480 basis points over the first half of fiscal 2007.” GAAP operating margin for Q2 of 2008 and the first half of fiscal 2008 was 12.0% and 9.2%, respectively. The Company’s non-GAAP tax rate in the second quarter of 2008 was 34% and its GAAP tax rate was 38.6%.

Moses added, “Cash flow from operations was $107 million for the second quarter. We used $52 million in repayment of amounts borrowed under our revolving credit facility to finance the CoCreate acquisition, leaving a balance of $164.4 million as of the end of the second quarter. Additionally, we used $22 million of cash during the quarter to repurchase our common shares under our current $40 million authorization. We have $8 million remaining under that authorization. Cash and cash equivalents were $259 million at the end of the second quarter of 2008.”

Q3 Outlook

“Looking forward to Q3, we are currently expecting non-GAAP revenue to be between $260 million and $270 million,” said Harrison. “Non-GAAP earnings per diluted share are expected to be between $0.28 and $0.32; we are expecting a slight sequential increase in sales and marketing expense in the third quarter.”

PTC expects GAAP third quarter revenue between $259 million and $269 million, and GAAP earnings per diluted share between $0.14 and $0.18. The Q3 guidance assumes a non-GAAP tax rate of 35% and GAAP tax rate of 37.5%.

The non-GAAP revenue guidance for the third quarter excludes the effect of purchase accounting on the acquired deferred maintenance revenue balance of CoCreate of approximately $1 million. In addition, the non-GAAP earnings guidance excludes approximately $11 million of stock-based compensation expense, $9 million of acquisition-related amortization expense and $2 million of restructuring expenses related to our continued globalization program.

FY08 Outlook

For the fiscal year ending September 30, 2008, PTC currently expects non-GAAP revenue to be approximately $1,060 million with non-GAAP earnings per diluted share at the high-end of its previously announced range of $1.17 and $1.27. PTC expects GAAP revenue to be approximately $1,055 million with GAAP earnings per diluted share in the range of $0.66 and $0.77 for the fiscal year. The full fiscal year guidance assumes a non-GAAP tax rate of 35% and GAAP tax rate of 37.5%.

Harrison concluded, “While we remain mindful of the potential impact of a slowing economy in 2008, we are confident in our ability to achieve our fiscal 2008 revenue and earnings targets. Approximately half of our expected non-GAAP revenue growth for the year of 13% is expected to come from the CoCreate business. The remaining half of the expected growth implies 6% year-over-year organic growth. This growth is consistent with our full year target, which anticipated a softening US economy. We believe this expected growth rate is very achievable given the strong growth we are achieving outside of the US, and given the strength of services and maintenance businesses.”

The non-GAAP revenue guidance for the full fiscal year excludes the effect of purchase accounting on the acquired deferred maintenance revenue balance of CoCreate of approximately $5 million. In addition, the non-GAAP earnings guidance excludes approximately $44 million stock-based compensation expense, $32 million of acquisition-related amortization expense, $16 million of restructuring expenses primarily related to our continued globalization program, and $2 million of in-process research and development expense related to acquisitions completed in the first quarter of 2008.

Earnings Conference Call and Webcast

What:	PTC fiscal Q2 results conference call and webcast

When:	Wednesday, April 23, 2008 at 10:00 a.m. Eastern Time.

Dial-in:	1-888-566-8560 or 1-517-623-4768
Call Leader: Richard Harrison
Passcode: PTC

Webcast:	www.ptc.com/for/investors.htm

Replay:	The audio replay of this event will be archived for public replay until 4:00 pm on April 28, 2008 at
1-888-568-0346 or 1-203-369-3464. To access the replay via webcast, please visit
www.ptc.com/for/investors.htm.

Important Information About Non-GAAP References

PTC provides non-GAAP supplemental information to its financial results. Non-GAAP revenue excludes the effect of purchase accounting on the fair value of the acquired deferred maintenance revenue balance of CoCreate Software GmbH. Non-GAAP operating margin and EPS exclude stock-based compensation expense, amortization of intangible assets and acquired in-process research and development expenses, restructuring expenses, and any one-time tax items, such as valuation allowance reversals. PTC provides this non-GAAP information to facilitate period-to-period comparisons of its operational performance by adjusting for episodic expenses. We believe that providing non-GAAP measures affords investors a view of our operating results that may be more easily compared to peer companies. PTC management also uses this and other non-GAAP financial information to evaluate, manage and plan our business because the information provides additional insight into ongoing financial performance. In addition, compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. However, non-GAAP information should not be construed as alternative to GAAP information as the items excluded from the non-GAAP measures often have a material impact on PTC’s financial results. Therefore, management uses, and investors should use, non-GAAP measures in conjunction with our reported GAAP results. Please refer to the attached tables for a reconciliation between GAAP results and the non-GAAP supplemental information.

About PTC

PTC (Nasdaq: PMTC - News) provides leading product lifecycle management (PLM), content management and dynamic publishing solutions to more than 50,000 companies worldwide. PTC customers include the world's most innovative companies in manufacturing, publishing, services, government and life sciences industries. PTC is included in the S&P Midcap 400 and Russell 2000 indices. For more information on PTC, please visit http://www.ptc.com.

Statements in this news release that are not historical facts, including statements about our confidence that we will achieve our fiscal 2008 financial targets, our expected revenue growth rates and projected revenue and earnings, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that our customers may not continue to spend at recent levels or may elect to defer or forego investment in our solutions in the current economic climate. In addition, our purchase price allocations associated with our first quarter acquisitions, including CoCreate, are preliminary and may change. Likewise, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including geographic mix of our revenue and profits and loans and cash repatriations from foreign subsidiaries. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K.

PTC, The Product Development Company, Windchill and all other PTC product names and logos are trademarks or registered trademarks of Parametric Technology Corporation or its subsidiaries in the United States and in other countries. All other companies referenced herein are trademarks or registered trademarks of their respective holders.

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PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 29,	March 31,	March 29,	March 31,
	2008	2007	2008	2007
Revenue:
License	$72,910	$71,336	$140,101	$137,924
Service	184,883	156,760	358,934	311,839
Total revenue	257,793	228,096	499,035	449,763

Costs and expenses:
Cost of license revenue(1)	6,599	4,211	11,346	7,771
Cost of service revenue(1)	74,054	68,614	145,092	137,182
Sales and marketing(1)	73,359	71,560	144,387	141,121
Research and development(1)	45,734	40,153	87,282	78,137
General and administrative(1)	20,808	20,711	44,359	39,634
Amortization of acquired intangible assets	4,315	1,588	7,208	3,676
In-process research and development	--	--	1,887	--
Restructuring charge	1,892	--	11,577	--
Total costs and expenses	226,761	206,837	453,138	407,521

Operating income	31,032	21,259	45,897	42,242
Other (expense) income, net	(355)	1,348	1,251	2,128
Income before income taxes	30,677	22,607	47,148	44,370
Provision for income taxes	11,829	5,208	18,420	11,818
Net income	$18,848	$17,399	$28,728	$32,552
Earnings per share:
Basic	$0.17	0.15	$0.25	$0.29
Weighted average shares outstanding	113,811	112,845	113,746	112,337
Diluted	$0.16	0.15	$0.24	$0.28
Weighted average shares outstanding	117,247	117,486	117,667	117,384

(1) For each of the three and six months ended March 29, 2008 and March 31, 2007, stock-based compensation was accounted for under SFAS 123(R), “Share-Based Payment”. The amounts in the tables above include stock-based compensation as follows:

	Three Months Ended		Six Months Ended
	March 29,	March 31,	March 29,	March 31,
	2008	2007	2008	2007
Cost of license revenue	$14	$19	$14	$40
Cost of service revenue	2,222	1,768	4,569	3,678
Sales and marketing	2,936	2,326	5,803	3,891
Research and development	2,337	1,629	4,607	3,471
General and administrative	3,420	3,105	6,539	6,397
Total stock-based compensation	$10,929	$8,847	$21,532	$17,477

PARAMETRIC TECHNOLOGY CORPORATION
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 29,	March 31,	March 29,	March 31,
	2008	2007	2008	2007
GAAP revenue	$257,793	$228,096	$499,035	$449,763
Fair value adjustment of acquired CoCreate deferred maintenance revenue	1,705	--	2,942	--
Non-GAAP revenue	$259,498	$228,096	$501,977	$449,763

GAAP operating income	$31,032	$21,259	$45,897	$42,242
Fair value adjustment of acquired CoCreate deferred maintenance revenue	1,705	--	2,942	--
Stock-based compensation	10,929	8,847	21,532	17,477
Amortization of acquired intangible assets included in cost of license revenue	4,607	1,880	7,561	3,167
Amortization of acquired intangible assets included in cost of service revenue	17	17	34	49
Amortization of acquired intangible assets	4,315	1,588	7,208	3,676
In-process research and development	--	--	1,887	--
Restructuring charge	1,892	--	11,577	--
Non-GAAP operating income	$54,497	$33,591	$98,638	$66,611

GAAP net income	$18,848	$17,399	$28,728	$32,552
Fair value adjustment of acquired CoCreate deferred maintenance revenue	1,705	--	2,942	--
Stock-based compensation	10,929	8,847	21,532	17,477
Amortization of acquired intangible assets included in cost of license revenue	4,607	1,880	7,561	3,167
Amortization of acquired intangible assets included in cost of service revenue	17	17	34	49
Amortization of acquired intangible assets	4,315	1,588	7,208	3,676
In-process research and development	--	--	1,887	--
Restructuring charge, net	1,892	--	11,577	--
Income tax adjustments (2)	(6,571)	(1,523)	(14,647)	(1,875)
Non-GAAP net income	$35,742	$28,208	$66,822	$55,046

GAAP diluted earnings per share	$0.16	$0.15	$0.24	$0.28
Stock-based compensation	0.09	0.08	0.18	0.15
All other items identified above	0.05	0.01	0.15	0.04
Non-GAAP diluted earnings per share	$0.30	$0.24	$0.57	$0.47

Weighted average shares used in calculating
Non-GAAP diluted earnings per share	117,247	117,486	117,667	117,384

(2) Reflects the tax effect of non-GAAP adjustments above.

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 29,	September 30,
	2008	2007

ASSETS

Cash and cash equivalents	$258,946	$263,271
Accounts receivable, net	181,385	217,101
Property and equipment, net	54,478	54,745
Goodwill and acquired intangibles, net	630,643	325,052
Other assets	251,603	230,144

Total assets	$1,377,055	$1,090,313

LIABILITIES AND STOCKHOLDERS' EQUITY

Deferred revenue	$286,398	$227,164
Borrowings under revolving credit facility	164,444	--
Other liabilities	303,951	268,642
Stockholders' equity	622,262	594,507

Total liabilities and stockholders' equity	$1,377,055	$1,090,313

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Six Months Ended
	March 29,	March 31,	March 29,	March 31,
	2008	2007	2008	2007

Cash flows from operating activities:
Net income	$18,848	$17,399	$28,728	$32,552
Stock-based compensation	10,929	8,847	21,532	17,477
Depreciation and amortization	14,913	9,687	26,848	19,223
In process research and development	--	--	1,887	--
Accounts receivable	31,451	23,034	69,551	14,732
Accounts payable and accruals(3)	(133)	6,550	(30,252)	(21,054)
Deferred revenue	38,133	35,899	21,716	21,004
Other	(6,892)	(8,955)	(12,206)	(7,811)
Net cash provided by operating activities	107,249	92,461	127,804	76,123

Capital expenditures	(5,877)	(6,048)	(10,707)	(12,393)
Acquisitions of businesses, net of cash acquired (4)	693	--	(261,592)	(17,639)
Proceeds (payments) from debt, net	(52,358)	--	152,642	--
Repurchases of common stock	(22,009)	--	(22,009)	--
Other investing and financing activities	(296)	2,141	(7,242)	4,353
Foreign exchange impact on cash	16,756	2,132	16,779	4,135

Net change in cash and cash equivalents	44,158	90,686	(4,325)	54,579
Cash and cash equivalents, beginning of period	214,788	147,341	263,271	183,448
Cash and cash equivalents, end of period	$258,946	$238,027	$258,946	$238,027

(3) Includes accounts payable, accrued expenses, and accrued compensation and benefits.

(4) Acquisitions of businesses:

a.	The first six months of 2008 includes $248 million for our acquisition of CoCreate and $14 million for two other acquisitions, net of cash acquired.
b.

The first six months of 2007 includes $16 million for our acquisition of ITEDO, net of cash acquired, and $2 million of contingent purchase price earned in the first quarter of 2007 related to our 2006 acquisition of certain assets and liabilities of Cadtrain, Inc.